Exhibit 21

                       SUBSIDIARIES OF THE REGISTRANT


The following is a listing of the subsidiaries of the Registrant:


                                                     Jurisdiction of
                                                      Organization
                                                      ------------

  Energetics Incorporated             			Maryland

  G&B Solutions, Inc.                                   Virginia

  Integrated Concepts and Research Corporation          District of Columbia

  VSE Services International, Inc.			Delaware